RE-ORGANIZED PETRO UNION INC.
            PRO-FORMA BALANCE SHEET MAY 31, 1997


                                  ASSETS

CURRENT ASSETS:
     CASH                                       $42,378
     SECURITIES                                $630,747
     ACCOUNTS RECEIVABLE                       $163,272
TOTAL CURRENT ASSETS                           $836,397

TOTAL FIXED ASSETS                           $4,861,241

TOTAL ASSETS                                 $5,697,638


                                LIABILITIES

CURRENT LIABILITIES
     SHORT TERM NOTES                            $9,200
     EMPLOYEE BENEFITS                             $966
     ACCOUNTS PAYABLE                          $137,204
     ACCRUED TAXES                                 $418
     OTHER ACCRUED LIABILITIES                 $113,045
TOTAL CURRENT LIABILITIES                      $260,833

TOTAL LONG TERM LIABILITIES                    $225,967

TOTAL LIABILITIES                              $486,800

TOTAL ASSETS - TOTAL LIABILITIES             $5,210,838




NOTE:     BALANCE SHEET UNAUDITED
          PRO-FORMA INCLUSIVE OF HVI PER PLAN ACQUISITION
          PRO-FORMA ASSUMES PLAN CONFIRMATION AS PER JUNE 13TH,
          1997 FILING